UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A*
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HIGHBURY FINANCIAL INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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HIGHBURY FINANCIAL INC.
999 Eighteenth Street, Suite 3000
Denver, Colorado 80202

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Highbury Financial Inc. (“Highbury”) which will be held at the principal executive offices of Highbury, 999 Eighteenth Street, Suite 3000, Denver, Colorado 80202, on Monday, December 8, 2008 at 9:00 a.m. local time.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of 2008 Annual Meeting of Stockholders and Proxy Statement.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to submit your proxy by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Highbury. I look forward to greeting as many of our fellow stockholders as possible.

Sincerely,

Richard S. Foote, President and Chief Executive Officer

October 24, 2008

HIGHBURY FINANCIAL INC.
999 Eighteenth Street, Suite 3000
Denver, Colorado 80202

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of the Stockholders of Highbury Financial Inc. at 9:00 a.m., local time, on December 8, 2008, at 999 Eighteenth Street, Suite 3000, Denver, Colorado 80202. At this meeting, you will be asked to consider and vote upon the following:

(1)	The election of one director to our Board of Directors to serve for a term of three years or until his successor is duly elected and qualified;
(2)	Approval of the Highbury Financial Inc. 2008 Equity Incentive Plan;
(3)	Approval of the Highbury Financial Inc. 2008 Executive Long Term Incentive Plan; and
(4)	The transaction of other business as may come properly before the meeting or any meetings held upon adjournment of the meeting.

Our Board of Directors has fixed the close of business on October 24, 2008 as the record date for the determination of stockholders entitled to vote at the meeting or any meetings held upon adjournment of the meeting. Only record holders of our common stock at the close of business on that day will be entitled to vote. A copy of our 2007 Annual Report on Form 10-K is enclosed with this notice, but is not part of the proxy soliciting material.

We invite you to attend the meeting and vote in person. If you cannot attend, to assure that you are represented at the meeting, please sign and return the enclosed proxy card as promptly as possible in the enclosed postage prepaid envelope. If you attend the meeting, you may vote in person, even if you previously returned a signed proxy.

By Order of the Board of Directors,

R. Bradley Forth, Secretary and Chief Financial Officer

October 24, 2008

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q.	What is the purpose of the Annual Meeting?
A.	The purpose of our Annual Meeting is for the stockholders to consider and vote upon the election of a director, the approval of the Highbury Financial Inc. 2008 Equity Incentive Plan (the “Equity Incentive Plan”), the approval the Highbury Financial Inc. 2008 Executive Long Term Incentive Plan (the “Long Term Incentive Plan”) and such other matters as may properly come before the meeting.
Q.	Where will the meeting be held?
A.	The 2008 Annual Meeting will be held on Monday, December 8, 2008 at 9:00 a.m. (local time), at 999 Eighteenth Street, Suite 3000, Denver, Colorado 80202.
Q.	Who is soliciting my vote?
A.	The Board of Directors of Highbury (“Board”) is soliciting your proxy to vote at the Annual Meeting. This proxy statement and form of proxy were first mailed to stockholders on or about October 24, 2008. Your vote is important. We encourage you to vote as soon as possible after carefully reviewing this proxy statement. We have engaged Morrow & Co., Inc. to assist us in the solicitation of proxies. The fee for these services will be $3,500 in addition to out-of-pocket expenses.
Q.	What am I voting on?
A.	You are voting on the following items:
(1) The election of Richard S. Foote to the Board to serve until the 2011 annual meeting of stockholders;
(2) Approval of the Equity Incentive Plan; and
(3) Approval of the Long Term Incentive Plan.
Q.	What are the voting recommendations of the Board?
A.	The Board recommends the following votes:
• FOR the election of the director nominee;
• FOR approval of the Equity Incentive Plan; and
• FOR approval of the Long Term Incentive Plan.
Q.	Will any other matters be voted on?
A.	The Board does not intend to present any other matters at the meeting. We do not know of any other matters that will be brought before the stockholders for a vote at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, your signed proxy card gives authority to Richard S. Foote and R. Bradley Forth as proxies, with full power of substitution (“Proxies”), to vote on such matters in their discretion.
Q.	Who is entitled to vote?
A.	Stockholders of record as of the close of business on October 24, 2008 (the “Record Date”) are entitled to vote at the Annual Meeting.
Q.	How many votes do I have?
A.	You will have one vote for every share of Highbury common stock that you owned at the close of business on the Record Date. You are not entitled to cumulate your vote. On the Record Date, there were 9,126,628 shares of common stock outstanding.
Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A.	Many stockholders hold their shares through a broker or bank rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record
If your shares are registered directly in your name with Highbury’s transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Highbury.
Beneficial Owner
If your shares are held in a stock brokerage account or by a bank, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your bank or broker, which is considered the stockholder of record of these shares. As the beneficial owner, you have the right to direct your bank or broker how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the stockholder of record. Your bank or broker has enclosed a voting instruction card for you to use for providing directions for how to vote your shares.
Q.	How do I vote?
A.	If you are a stockholder of record, there are two ways to vote:
• By completing and mailing your proxy card; or
• By written ballot at the Annual Meeting.
If you return your proxy card but you do not indicate your voting preferences, the Proxies will vote your shares FOR proposals 1, 2 and 3.
If your shares are held in street name, you should follow the voting directions provided by your bank or broker. You may complete and mail a voting instruction card to your bank or broker or, in most cases, submit voting instructions by the Internet or telephone to your bank or broker. If you provide specific voting instructions by mail, the Internet or telephone, your shares should be voted by your bank or broker as you have directed.
We will distribute written ballots at the Annual Meeting to any stockholder who wants to vote. If you hold your shares in street name, you must request a legal proxy from your bank or broker to vote at the Annual Meeting.
Q.	Can I change my vote or revoke my proxy?
A.	Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•	Returning a later-dated proxy card;
•	Sending written notice of revocation to Richard S. Foote, President and Chief Executive Officer, at Highbury’s address of record, which is 999 Eighteenth Street, Suite 3000, Denver, Colorado 80202; or
•	Completing a written ballot at the Annual Meeting.
Q.	How are votes counted?
A.	Votes are counted by the inspector of election designated by the Board.
Q.	Who pays for soliciting proxies?
A.	Highbury will pay for the cost of preparing, assembling, printing and mailing this proxy statement and the accompanying form of proxy to our stockholders, as well as the cost of soliciting proxies relating to the meeting. We may request banks and brokers to solicit their customers, on whose behalf such banks and brokers hold our common stock in street name. We will reimburse these banks and brokers for their reasonable out-of-pocket expenses for these solicitations. Our officers, directors and employees may supplement these solicitations of proxies by telephone, facsimile, e-mail and personal solicitation. We will pay no additional compensation to our officers, directors or employees for these activities.
Q.	What is the quorum requirement of the Annual Meeting?
A.	A majority of the outstanding shares on the Record Date, represented in person or by proxy at the Annual Meeting, constitutes a quorum for voting on items at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum. On the Record Date, there were 9,126,628 shares of common stock outstanding and eight holders of record of common stock. A majority of common stock, or 4,563,315 shares, will constitute a quorum.
Q.	What are broker non-votes?
A.	Broker non-votes occur when holders of record, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the Annual Meeting.
Broker non-votes will not affect the outcome of the matters being voted on at the Annual Meeting, assuming that a quorum is obtained.
Q.	What vote is required to approve each proposal?
A.	Proposal No. 1 — The candidate who receives a plurality of the votes cast in the election of the director will be elected. Votes against a candidate and votes withheld from voting for a candidate will have no effect on the election.
Proposal No. 2 — Approval of the Equity Incentive Plan requires the affirmative vote of a majority of shares of our common stock present, or represented, and entitled to vote at the Annual Meeting. Abstentions, but not broker non-votes, will count as votes cast and will have the effect of a vote against the proposal.
Proposal No. 3 — Approval of the Long Term Incentive Plan requires the affirmative vote of a majority of shares of our common stock present, or represented, and entitled to vote at the Annual Meeting. Abstentions, but not broker non-votes, will count as votes cast and will have the effect of a vote against the proposal.
Q.	Who can attend the Annual Meeting?
A.	All Highbury stockholders as of the close of business on the Record Date may attend.
Q.	What do I need to do to attend the Annual Meeting?
A.	If you are a stockholder of record, your proxy card is your admission ticket to the Annual Meeting. If you own shares in street name, you will need to ask your broker or bank for an admission ticket in the form of a legal proxy. You will need to bring the legal proxy with you to the Annual Meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the Annual Meeting. We can use your statement to verify your ownership of our common stock and admit you to the Annual Meeting; however, you will not be able to vote your shares at the Annual Meeting without a legal proxy.
Q.	What does it mean if I get more than one proxy card?
A.	It means you own shares in more than one account. You should vote the shares on each of your proxy cards.

Q.	I own my shares indirectly through my broker, bank, or other nominee, and I receive multiple copies of the annual report, proxy statement, and other mailings because more than one person in my household is a beneficial owner. How can I change the number of copies of these mailings that are sent to my household?
A.	If you and other members of your household are beneficial owners, you may eliminate this duplication of mailings by contacting your broker, bank, or other nominee. Duplicate mailings in most cases are wasteful for us and inconvenient for you, and we encourage you to eliminate them whenever you can. If you have eliminated duplicate mailings, but for any reason would like to resume them, you must contact your broker, bank, or other nominee.
Q.	Multiple stockholders live in my household, and together we received only one copy of this year’s annual report and proxy statement. How can I obtain my own separate copy of those documents for the Annual Meeting?
A.	You may pick up copies in person at the Annual Meeting or download them from our Internet web site, http://www.highburyfinancial.com (click on the link to Annual Meeting materials on the Investor Information page). If you want copies mailed to you and are a beneficial owner, you must request them from your broker, bank, or other nominee. If you want copies mailed and are a stockholder of record, we will mail them promptly if you request them from our corporate office by phone at (303) 357-4802 or by mail to 999 Eighteenth Street, Suite 3000, Denver, Colorado 80202, attention: Investor Relations. We cannot guarantee you will receive mailed copies before the Annual Meeting.
Q.	Where can I find the voting results of the Annual Meeting?
A	We plan to announce preliminary voting results at the Annual Meeting and publish final results in a Form 8-K furnished after the Annual Meeting.
Q.	What is the deadline for consideration of stockholder proposals?
A.	Because our Annual Meeting is being held more than 30 days after the anniversary of last year’s annual meeting, the submission of a stockholder proposal or nomination of a person for election as a director for consideration at the Annual Meeting (but not for inclusion of the proposal in our proxy statement) will be considered untimely unless it is received by us on or before the close of business on November 3, 2008 and is otherwise in compliance with the requirements set forth in the by-laws.
If a proposal is presented by a stockholder at our Annual Meeting for which we did not receive notice on or before October 10, 2008 (the last day by which a proposal could be submitted for inclusion in this proxy statement), then the proxy holders designated by the Board may exercise their discretionary voting authority with regard to such matter. In addition, if the Board determines that a proposal was not properly brought before the meeting in accordance with the requirements described above, the Chairman of the Board may declare that the matter will not be considered at the Annual Meeting.
A stockholder who wants to present a proposal at the 2009 annual meeting and have it included in our proxy statement for that meeting must submit the proposal in writing at our offices at 999 Eighteenth Street, Suite 3000, Denver, Colorado 80202, Attention: Corporate Secretary, on or before June 26, 2009. Applicable Securities and Exchange Commission, or SEC, rules and regulations govern the submission of stockholder proposals and our consideration of them for inclusion in next year’s proxy statement.
A stockholder who wants to present a proposal at the 2009 annual meeting (but not to include the proposal in our proxy statement) or to nominate a person for election as a director must comply with the requirements set forth in our by-laws. Our by-laws require, among other things, that our corporate secretary receive written notice from the record holder of intent to present such proposal or nomination no less than 60 days and no more than 90 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, if the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after such anniversary date, to be timely, notice by the stockholder must be received no later than the close of business on the 10th day following the day on which notice of the date of the meeting or public disclosure thereof was given or made. Therefore, if the annual meeting with respect to which such notice is to be tendered is held within 30 days before or after such anniversary date, we must receive notice of such proposal no earlier than September 9, 2009, and no later than October 9, 2009. The notice must contain the information required by our by-laws. You may obtain a print copy of our by-laws upon request from our corporate secretary at Highbury Financial Inc., 999 Eighteenth Street, Suite 3000, Denver, Colorado 80202. In addition, any person presiding at the meeting may exclude any matter that is not properly presented in accordance with these requirements.
Q.	Who can help answer my questions?
A.	If you have questions about the Annual Meeting or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:
Highbury Financial Inc. 999 Eighteenth Street, Suite 3000 Denver, CO 80202 Tel: (303) 357-4802
You may also obtain additional information about Highbury from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

HIGHBURY FINANCIAL INC.
999 Eighteenth Street, Suite 3000
Denver, Colorado 80202

PROXY STATEMENT

GENERAL INFORMATION

We are sending you this proxy statement on or about October24, 2008 in connection with the solicitation of proxies by our Board. The proxies are for use at our 2008 Annual Meeting of Stockholders, which we will hold at 9:00 a.m., local time, on Monday, December 8, 2008 at 999 Eighteenth Street, Suite 3000, Denver, Colorado 80202. The proxies will remain valid for use at any meetings held upon adjournment of that meeting. The record date for the meeting is the close of business on October 24, 2008. All holders of record of our common stock on the record date are entitled to notice of the meeting and to vote at the meeting and any meetings held upon adjournment of that meeting. Our principal executive offices are located at 999 Eighteenth Street, Suite 3000, Denver, Colorado 80202, and our telephone number is (303) 357-4802.

A proxy form is enclosed. Whether or not you plan to attend the meeting in person, please date, sign and return the enclosed proxy as promptly as possible, in the postage prepaid envelope provided, to ensure that your shares will be voted at the meeting. You may revoke your proxy at any time prior to its use by filing with our president and chief executive officer an instrument revoking it or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Unless you instruct otherwise in the proxy, any proxy, if not revoked, will be voted at the meeting:

•	FOR our Board’s nominee for director;
•	FOR approval of the Equity Incentive Plan;
•	FOR approval of the Long Term Incentive Plan; and
•	By the proxy holders designated by the Board with regard to all other matters, in their discretion.

Our only voting securities are the outstanding shares of our common stock. At the record date, we had 9,126,628 shares of common stock outstanding and eight stockholders of record. If the stockholders of record present in person or represented by their proxies at the meeting hold at least a majority of our outstanding shares of common stock, a quorum will exist for the transaction of business at the meeting. Stockholders of record who abstain from voting, including brokers holding their customers’ shares who do not receive instructions from their customers and cause abstentions to be recorded, are counted as present for quorum purposes. In accordance with Delaware law, a list of stockholders entitled to vote will be available at the meeting.

For each share of common stock you hold on the record date, you are entitled to one vote on all matters that we will consider at this meeting. You are not entitled to cumulate your votes. Brokers holding shares of record for their customers generally are not entitled to vote on certain matters unless their customers give them specific voting instructions. If the broker does not receive specific instructions, the broker will note this on the proxy form or otherwise advise us that it lacks voting authority. The votes that the brokers would have cast if their customers had given them specific instructions are commonly called “broker non-votes.”

The voting requirements for the proposals we will consider at the meeting are:

•	Election of Directors. The candidate who receives a plurality of the votes cast in the election of the director will be elected. Votes against a candidate and votes withheld from voting for a candidate will have no effect on the election.
•	Equity Incentive Plan. Approval of the Equity Incentive Plan requires the affirmative vote of a majority of shares of our common stock present, or represented, and entitled to vote at the annual meeting. Abstentions, but not broker non-votes, count as votes cast and have the effect of a vote against the proposal.

•	Long Term Incentive Plan. Approval of the Long Term Incentive Plan requires the affirmative vote of a majority of shares of our common stock present, or represented, and entitled to vote at the annual meeting. Abstentions, but not broker non-votes, count as votes cast and have the effect of a vote against the proposal.

We will pay for the cost of preparing, assembling, printing and mailing this proxy statement and the accompanying form of proxy to our stockholders, as well as the cost of soliciting proxies relating to the meeting. We have requested banks and brokers to solicit their customers who beneficially own our common stock in names of nominees. We will reimburse these banks and brokers for their reasonable out-of-pocket expenses relating to these solicitations. Our officers, directors and employees may supplement the original solicitation of proxies by mail with telephone and personal solicitation. We will pay no additional compensation to our officers, directors and employees for these activities.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

We are asking our stockholders to elect one member to serve on our Board for a term of office consisting of three years or until his successor is elected and qualified. Our Board has nominated the individual named below for election as director. The nominee has agreed to serve as a director if elected.

The nominee is currently serving as one of our directors. The term of office of the nominee expires on the date of the Annual Meeting. Richard S. Foote has served on our Board since inception.

The persons named as proxies in the accompanying form of proxy have advised us that at the meeting they will vote for the election of the nominee named below, unless a contrary direction is indicated. If the nominee becomes unavailable for election to our Board for any reason, the persons named as proxies have discretionary authority to vote for an alternative nominee designated by our Board of Directors.

No arrangement or understanding exists between the nominee and any other person or persons pursuant to which the nominee was or is to be selected as a director. The nominee does not have a family relationship with any of our executive officers or other directors.

Information Concerning Nominees to Our Board

The director nominee, his age and present position with Highbury, are as follows:

Name	Age	Position with the Company
Richard S. Foote	45	President, Chief Executive Officer and Director

Richard S. Foote, CFA has been our president and chief executive officer and a member of our Board since our inception. Mr. Foote has been a managing director of Berkshire Capital Securities LLC, or Berkshire Capital, a New York based investment banking firm, since its formation in May 2004 and a managing director, principal and vice president of Berkshire Capital Corporation, the predecessor firm to Berkshire Capital, since 1994. Since 1994, Mr. Foote has advised on 30 completed mergers and acquisitions of financial services companies, including high net worth managers, institutional investment managers, mutual fund managers, real estate managers, brokerage firms, investment banks and capital markets firms with aggregate client assets under management of approximately $131 billion and aggregate transaction value of approximately $2.2 billion. Mr. Foote is a director of Berkshire Capital and serves on its compensation committee, commitment committee and technology committee. From 1991 through 1994, Mr. Foote was a co-founder and partner of Knightsbridge Capital Partners, a partnership engaged in investment banking and merchant banking activities. From 1985 to 1991, Mr. Foote was a vice president, an associate, and an analyst in the investment banking division of PaineWebber Incorporated, primarily working on mergers, acquisitions and the issuance of equity and debt securities. Mr. Foote was graduated from Harvard College, cum laude, in 1985 with an A.B. in Economics. Mr. Foote is a CFA charterholder and a member of the CFA Institute, the New York Society of Security Analysts, the Pension Real Estate Association and the National Council of Real Estate Investment Fiduciaries.

Our Board recommends that the stockholders vote FOR Proposal No. 1 to elect Mr. Foote as a director for a three year term.

Information About Our Non-Nominee Directors and Officers

The directors and officers of Highbury who are not nominees for election at the 2008 Annual Meeting, their ages and present positions with Highbury, are as follows:

Name	Age	Position with the Company
R. Bruce Cameron	52	Chairman of the Board
Aidan J. Riordan	36	Director
R. Bradley Forth	29	Executive Vice President, Chief Financial Officer and Secretary

R. Bruce Cameron, CFA has been our chairman of the board since our inception. Mr. Cameron has been the president and chief executive officer of Berkshire Capital, since its formation in May 2004. Mr. Cameron co-founded Berkshire Capital Corporation in 1983 as the first independent investment bank covering the financial services industry, with a focus on investment management and capital markets firms. Mr. Cameron and his partners have advised on approximately 230 mergers and acquisitions of financial services companies, including high net worth managers, institutional investment managers, mutual fund managers, real estate managers, brokerage firms, investment banks and capital markets firms with aggregate client assets under management of nearly $444 billion and aggregate transaction value in excess of $10.2 billion. Mr. Cameron is the managing member of Broad Hollow LLC, an entity formed for the purpose of facilitating the investments in us made by our founding shareholders, which owns 776,250 shares of our common stock and 75,000 of our units. Prior to forming Berkshire Capital Corporation, Mr. Cameron was an associate director of Paine Webber Group Inc.’s Strategic Planning Group from 1981 through 1983. Mr. Cameron began his career at Prudential Insurance Company from 1978 through 1980, working first in the Comptroller’s Department and then in the Planning & Coordination Group. Mr. Cameron was graduated from Trinity College, where he received a B.A. in Economics, and from Harvard Business School, where he received an M.B.A. Mr. Cameron also attended the London School of Economics. Mr. Cameron is a CFA charterholder and is on the membership committee of the New York Society of Security Analysts. Mr. Cameron is a director of Capital Counsel LLC in New York City, a high net worth investment management firm he advised when it was established. Mr. Cameron is a Fellow of the Life Management Institute. He is also a past trustee of the Securities Industry Institute.

R. Bradley Forth, CFA has been our executive vice president, chief financial officer and secretary since our inception. Mr. Forth has been a vice president and an associate at Berkshire Capital since its formation in May 2004 and an associate and an analyst at Berkshire Capital Corporation since 2001. Mr. Forth has advised on 19 mergers and acquisitions of financial services companies with aggregate transaction value of approximately $1.3 billion. He was graduated from Duke University in 2001 with a B.S. in Economics and a B.A. in Chemistry. Mr. Forth is a CFA charterholder and a member of the CFA Institute and the New York Society of Security Analysts.

Aidan J. Riordan has been a member of our board of directors since May 2007. Mr. Riordan is a Partner at Calvert Street Capital Partners, Inc. (“CSCP”), a Baltimore-based private equity investment firm focused on middle-market manufacturing and service companies. Previously, he was an Associate with Castle Harlan, Inc., a New York-based middle-market private equity partnership from 2000 to 2003. Mr. Riordan also served as an Associate for Berkshire Capital Corporation from 1994 to 1998. He holds a Bachelor of Arts degree in Economics from the University of Pennsylvania and a Masters in Business Administration degree in Finance from Columbia Business School. Mr. Riordan currently serves on the boards of directors for two CSCP portfolio companies: Universal Millennium, a printing and graphics services company, and ADAPCO, a distributor of specialty chemicals and equipment.

No arrangement or understanding exists between any of our officers or directors and any other person or persons pursuant to which the officer or director was or is to be selected as an officer or director. There are no family relationships among any of our officers and directors.

Number and Terms of Directors

Highbury’s Board has three directors and is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Russell L. Appel, expired on the first annual meeting of stockholders held on November 27, 2006. Mr. Appel was re-elected for a three-year term but resigned on November 21, 2007. The term of office of the second class of directors, consisting of R. Bruce Cameron and Aidan J. Riordan, expired on the second annual meeting of stockholders held on October 29, 2007. Messrs. Cameron and Riordan were re-elected at our second annual meeting for a three year term which will expire on the date of our 2010 annual meeting. The term of office of the third class of directors, consisting of Richard S. Foote, will expire on the date of our Annual Meeting.

Independence of Directors

Highbury currently does not have, and is not required to have, a majority of independent directors. Should Highbury decide to list on a securities exchange, we will be required to adhere to the independence requirements of that exchange. We believe that only one of our current three directors, Mr. Riordan, would meet the independence requirements applicable to companies listed on The Nasdaq Capital Market, including those applicable to audit, compensation and nominating committee members. Our other two directors, Messrs. Cameron and Foote, would not meet the director independence requirements of The Nasdaq Capital Market. Highbury’s entire board of directors, including Messrs. Cameron and Foote who are not independent directors, carries out the functions customarily undertaken by audit, compensation and nominating committees.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Highbury’s officers and directors, and persons who beneficially own more than 10% of Highbury’s common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Such persons are required by the SEC regulations to furnish us with copies of all Forms 3, 4 and 5 that they file. Based on our review of the Forms 3, 4 and 5 filed by such persons, we believe that all Section 16(a) filing requirements applicable to Highbury’s officers, directors and greater than 10% beneficial owners were complied with as of October 15, 2008, with the following exceptions. The Form 3 filed by Aidan Riordan, one of our directors, on August 17, 2007 was filed after the applicable filing period. The Form 4 filed by Mr. Riordan on August 17, 2007 incorrectly stated the number of shares acquired and beneficially owned by Mr. Riordan. An amended Form 4 was filed with the SEC on March 25, 2008. Based on the Form 4 filed by Jack Silver on October 26, 2007, a beneficial owner of more than 10% of Highbury’s outstanding common stock, there are three transactions included on the Form 4 that were not reported within the applicable time period. A total of three transactions reported on the Form 3 filed September 17, 2007 and the Form 4 filed February 12, 2008 by Potomac Capital Management LLC, a former beneficial owner of more than 10% of Highbury’s outstanding common stock, appear to have been reported after the expiration of the applicable filing period. The transaction reported on the Form 4 filed on May 6, 2008 by Potomac Capital Management LLC was filed after the applicable filing period. The transaction reported on the Form 3 filed on February 26, 2008 by Nisswa Master Fund Ltd., a beneficial owner of more than 10% of Highbury’s outstanding common stock was filed after the expiration of the applicable filing period. On February 14, 2008, Woodbourne Partners LP filed five separate Form 4s each reporting a separate transaction from August 2007. Each of these Woodbourne Partners LP Form 4s was filed after the applicable filing period.

Code of Ethics

Our Board has adopted a Code of Ethics for our officers and directors. The text of this Code of Ethics may be found on our website at http://www.highburyfinancial.com. Amendments to and waivers from the Code of Ethics that require disclosure under applicable SEC rules will be posted on our website.

Information Regarding Our Board of Directors and Its Committees

Our Board met 14 times during fiscal 2007. Each of our directors attended all of the meetings of the Board during fiscal 2007. Our directors are encouraged, but not required, to attend the annual stockholders’ meeting. All of our directors either attended our 2007 Annual Meeting in person or participated by telephone.

Audit Committee.  Highbury has not established an audit committee and has not adopted a written charter. Highbury’s entire Board currently carries out the functions customarily undertaken by the Audit Committee. Highbury’s Board has determined that R. Bruce Cameron and Richard S. Foote each qualifies as an “audit committee financial expert” as that term is defined under Item 407(d)(5)(ii) of Regulation S-K of the Securities and Exchange Act of 1934, as amended. However, since Messrs. Cameron and Foote are officers of Highbury, neither is “independent” as that term is defined under The Nasdaq Capital Market listing requirements.

Compensation Committee.  Highbury’s entire Board currently carries out the functions customarily undertaken by the Compensation Committee and has not adopted a written charter related to compensation. The Board believes it is appropriate for Highbury not to have a compensation committee because no executive officer or director of Highbury has ever received any compensation for services rendered since Highbury’s inception on July 13, 2005. Awards made under the Equity Incentive Plan or Long Term Incentive Plan, if any, will be made by a Compensation Committee comprised solely of outside directors.

Nominating Committee.  Highbury’s entire Board currently carries out the functions customarily undertaken by the Nominating Committee. Our Board does not have a formal policy for selection of nominees and does not have a written charter.

The Board believes it is appropriate for Highbury not to have a nominating committee because potential nominees are recommended by a majority vote of the directors and each director on the Board participates in the consideration of all director nominees. The Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to Highbury’s business and who are willing to continue in service are considered for re-nomination. If any member of the Board up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service and if the Board determines that it is appropriate to replace the retiring member, the Board identifies the desired skills and experience of a new nominee. The Board believes that potential directors should possess sound judgment, understanding of the business issues affecting Highbury, integrity and the highest personal and professional ethics. In searching for potential Board nominees, the Board seeks directors who have a range of business, management and civic experience appropriate for the Board to discharge its responsibilities. In the case of both incumbent and new directors, the Board seeks persons who are able to devote significant time and effort to Board responsibilities.

The Board will consider potential nominees brought to its attention by any director or officer of Highbury. It also will evaluate recommendations for director nominees proposed by a stockholder who (i) is a stockholder of record at the time such stockholder submits the written recommendation discussed below to Highbury regarding a proposed nominee, (ii) is entitled to vote for the election of directors at the annual meeting and (iii) follows the other procedures set forth in our by-laws. A recommendation for a director nominee submitted by a qualifying stockholder must be received by Highbury no less than 60 days and no more than 90 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, if the annual meeting with respect to which such recommendation is to be made is not held within 30 days before or after such anniversary date, to be timely, the recommendation by the stockholder must be received no later than the close of business on the 10th day following the day on which notice of the date of the meeting or public disclosure thereof was given or made. Any stockholder recommendation for a director nominee must be submitted to Highbury’s Secretary in writing, and must include:

•	the name and address of the stockholder, the class of stock and number of shares held by the stockholder, any arrangements between the stockholder and any other person regarding the nomination and a statement by the stockholder that he/she is a stockholder of record and that such stockholder is entitled to vote for the election of directors;
•	the candidate’s name, age, contact information and current principal occupation or employment;
•	the candidate’s resume, which will include a description of the candidate’s qualifications and business experience during, at a minimum, the last five years, including his/her principal occupation or employment and the name and principal business of any corporation or other organization in which the candidate was employed; and
•	all other information that is required to be disclosed in a solicitation of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including the nominee’s written consent to being named as a nominee and to serving as a director if elected).

The Board will evaluate recommendations for director nominees submitted by directors, management or qualifying stockholders in the same manner, using the criteria stated above. All directors and director nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process.

Legal Proceedings

During the past five years, none of the directors or executive officers has been involved in any legal proceedings that are material to the evaluation of their ability or integrity. No officer or director is currently involved in any material proceeding in which he or any associate of his is adverse to Highbury or any of its subsidiaries or has a material interest adverse to Highbury’s interests.

EXECUTIVE COMPENSATION

Executive and Director Compensation

No executive officer or director of Highbury has ever received any compensation for services rendered since Highbury’s inception on July 13, 2005, including during the fiscal year ended December 31, 2007. No compensation of any kind, including finder’s and consulting fees, has been paid by us to any of our initial stockholders, including our officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with our first acquisition. However, these individuals were reimbursed for out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, and Berkshire Capital receives $10,000 per month for office space and general and administrative services. In addition, we have engaged Berkshire Capital to act as our non-exclusive financial advisor in connection with possible future acquisitions. See “Certain Relationships And Related Transactions — Financial Advisor Engagement.”

Compensation Committee Interlocks and Insider Participation

Highbury’s entire Board currently carries out the functions customarily undertaken by the Compensation Committee. Two members of Highbury’s Board, Messrs. Cameron and Foote, were executive officers of Highbury during the fiscal year ended December 31, 2007. In addition, Messrs. Cameron and Foote are executive officers of, and serve on the compensation committee of Berkshire Capital. For a description of certain transactions between us and Messrs. Cameron and Foote, see “Certain Relationships and Related Transactions  — Agreements Related to Share Issuances to Related Parties.” For a description of certain transactions between us and Berkshire Capital, which will benefit Messrs. Cameron and Foote to the extent of their interest in Berkshire Capital, see “Certain Relationships and Related Transactions — Office Services Agreement” and “— Financial Advisor Engagement.” During the fiscal year ended December 31, 2007, none of Highbury’s officers or employees participated in deliberations of Highbury’s Board concerning executive officer compensation.

COMPENSATION COMMITTEE REPORT

Because none of the Company’s named executive officers received any compensation from the Company for the fiscal year ended December 31, 2007, the Company has not included a Compensation Discussion and Analysis, as described in Regulation S-K Item 402(b), in its Annual Report on Form 10-K for such period. Accordingly, the Board has neither reviewed and discussed such a Compensation Discussion and Analysis with management nor made any recommendation regarding the inclusion of such a Compensation Discussion and Analysis in the Company’s Annual Report on Form 10-K or in its Proxy Statement on Schedule 14A.

Respectfully submitted by:
R. Bruce Cameron
Richard S. Foote
Aidan J. Riordan

* * *

The foregoing Compensation Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the Report by reference in any such document.

AUDIT COMMITTEE REPORT

The Board oversees the auditing procedures of Highbury, receives and accepts the reports of Highbury’s internal systems of accounting and management controls and selects and appoints auditors for Highbury.

The Board approved the independent accountants engaged to conduct the independent audit for fiscal year 2007. The Board met with management and the independent accountants to review and discuss the December 31, 2007 consolidated financial statements. The Board also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). In addition, the Board reviewed written disclosures from the independent accountants required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent accountants their firm’s independence.

Based upon the Board’s discussions with management and the independent accountants and the Board’s review of the representations of management and the independent accountants, the Board included the audited consolidated financial statements in Highbury’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

Respectfully submitted by:
R. Bruce Cameron
Richard S. Foote
Aidan J. Riordan

***

The foregoing Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the Report by reference in any such document.

The firm of J.H. Cohn LLP, or Cohn, which we retained on January 24, 2008, currently acts as our principal accountant. The decision to engage Cohn was approved by our Board. Cohn managed and supervised the audit of our consolidated financial statements for the 2007 fiscal year and was exclusively responsible for the opinion rendered in connection with the audit of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

The firm of Goldstein Golub Kessler LLP, or GGK, acted as our principal accountant from our inception through January 23, 2008, at which time we were notified that the partners of GGK became partners of McGladrey & Pullen, LLP pursuant to a limited asset purchase agreement. As reported on a Current Report on Form 8-K filed on January 28, 2008 with the SEC, on January 23, 2008, we dismissed GGK as our principal accountant and declined to appoint McGladrey & Pullen LLP as its replacement due to a potential conflict of interest.

The audit reports of GGK on the financial statements of the Company for the fiscal year ended December 31, 2006 and the period from July 13, 2005 (inception) through December 31, 2005 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the financial statements for the period ended December 31, 2005 included a going concern explanatory paragraph.

During the period from July 13, 2005 (inception) through December 31, 2005 and the fiscal year ended December 31, 2006 and through the period ending January 28, 2008, there were: (i) no disagreements between the Company and GGK on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of GGK, would have caused GGK to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

In accordance with SEC regulations, the Company provided Cohn and GGK with a copy of the disclosure in this proxy statement regarding the change of principal accountants. Previously, the Company had provided GGK with a copy of the disclosures in its Form 8-K filed January 28, 2008 prior to filing it with the SEC and requested that GGK furnish it with a letter addressed to the SEC stating whether or not GGK agreed with the Company’s statements. A copy of the letter dated January 28, 2008 furnished by GGK in response to that request was filed as Exhibit 99.1 to the Form 8-K filed January 28, 2008.

During the period from July 13, 2005 (inception) through December 31, 2005 and the fiscal year ended December 31, 2006 and through the period ending January 28, 2008 the Company did not consult with Cohn on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and Cohn did not provide either a written report or oral advice to the Company that Cohn concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The following is a summary of fees paid or to be paid to Cohn, GGK and RSM for services rendered in fiscal years ended December 31, 2007 and 2006.

Audit Fees.  During the fiscal year ended December 31, 2007, we incurred $97,817 in fees for services provided by GGK in connection with our Quarterly Reports on Form 10-Q for the first three quarters of the 2007 fiscal year, filing of registration statements, our proxy filing for the annual stockholder meeting and consultation regarding accounting for potential acquisition transactions. During the fiscal year ended December 31, 2007, we incurred $140,584 in fees for services provided by Cohn in connection with our Annual Report on Form 10-K for fiscal year ended December 31, 2007.

During the fiscal year ended December 31, 2006, we incurred $221,598 in fees for services provided by GGK principally in connection with our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, our Quarterly Reports on Form 10-QSB for the first three quarters of the 2006 fiscal year, our proxy filings in connection with the acquisition consummated on November 30, 2006 and the financial statements included in the Current Report on Form 8-K filed following the consummation of the acquisition of the mutual fund business of ABN AMRO.

Tax Fees.  In 2007, we paid RSM $28,025 in connection with the preparation of our 2006 tax returns and tax consultation. In 2006, we paid RSM $2,500 in connection with the preparation of our 2005 tax returns.

We have not paid any fees to Cohn, GGK or RSM for services that fall under the categories “Audit Related Fees” or “All Other Fees,” as such categories are defined in the rules promulgated by the SEC.

Pre-Approval of Fees.  Our entire Board is responsible for appointing, setting compensation, and overseeing the work of the independent auditor. In recognition of this responsibility, the Board has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Other than the Audit Fees and services discussed above, no services were provided by, and, therefore, we did not incur any fees for services provided by, Cohn in fiscal year 2007 or GGK in fiscal years 2006 and 2007.

Auditor Attendance at Annual Meeting.  Representatives of Cohn will not be present at the 2008 Annual Meeting. However, representatives of Cohn will be available to respond to appropriate questions by telephone if necessary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of October 15, 2008 in respect of beneficial ownership of Highbury’s common stock by each director, by each named executive officer and by all directors and executive officers of Highbury as a group, and each person known by us, as a result of such person’s public filings with the SEC and the information contained therein, to be the beneficial owner of more than 5% of Highbury’s outstanding shares of common stock. The percentages of common stock beneficially owned are based on 9,126,628 shares of common stock outstanding as of October 15, 2008 adjusted for each holders’ exercisable warrants, if any.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock
R. Bruce Cameron(2)	1,223,751	13.1%
Broad Hollow LLC(3)	1,001,250	10.8%
Richard S. Foote(4)	667,500	7.2%
R. Bradley Forth(5)	111,249	1.2%
Aidan J. Riordan(6)	3,450	<0.1%
Wellington Management Company, LLP(7)	3,592,248	32.0%
Jack Silver(8)	2,804,200	23.5%
Nisswa Master Fund Ltd.(9)	1,597,659	15.8%
Woodbourne Partners, L.P.(10)	1,368,000	15.0%
Talon Opportunity Partners, L.P.(11)	997,000	10.8%
Second Curve Capital, LLC(12)	1,000,000	10.3%
North Star Investment Management Corp.(13)	855,300	9.4%
Fairview Capital(14)	697,000	7.6%
Ionic Capital Partners LP(15)	650,300	6.7%
Potomac Capital Management LLC(16)	528,628	5.5%
All executive officers and directors as a group (four individuals)(2)(4)(5)	2,005,950	21.3%

(1)	Unless otherwise noted, the business address of each stockholder listed in this table is c/o Berkshire Capital Securities LLC, 535 Madison Avenue, 19th Floor, New York, New York 10022.
(2)	Includes 851,250 shares owned of record by Broad Hollow LLC and 150,000 shares issuable upon exercise of warrants held by Broad Hollow LLC that are now exercisable that are attributed to Mr. Cameron, according to Section 13(d) of the Exchange Act, due to his position as the managing member of Broad Hollow LLC, and 33,334 shares issuable upon exercise of warrants held by Mr. Cameron that are now exercisable.
(3)	Includes 150,000 shares issuable upon exercise of warrants that are now exercisable.
(4)	Includes 100,000 shares issuable upon exercise of warrants that are now exercisable.
(5)	The business address of Mr. Forth is c/o Highbury Financial Inc., 999 Eighteenth Street, Suite 3000, Denver, CO 80202. Includes 16,666 shares issuable upon exercise of warrants that are now exercisable. These share numbers include 21,563 shares held by Mr. Forth, which are subject to a call in favor of Broad Hollow LLC, if Mr. Forth’s employment by Berkshire Capital is terminated for certain reasons before November 30, 2008.
(6)	The business address of Mr. Riordan is c/o Highbury Financial Inc., 999 Eighteenth Street, Suite 3000, Denver, Colorado 80202.
(7)	As reported in the Schedule 13G/A filed with the SEC on February 14, 2008 by Wellington Management Company, LLP. The business address of Wellington Management Company, LLP is 75 State Street, Boston, MA 02109. Wellington Management, in its capacity as investment adviser, may be deemed to beneficially own 3,592,248 shares of common stock which are held of record by clients of Wellington Management. This number includes 2,103,300 shares issuable upon exercise of warrants that are now exercisable. The Schedule 13G does not disclose the natural persons that would be deemed the control persons of Wellington Management Company, LLP. Based on a Form ADV filed by Wellington Management Company, LLP, with the SEC on July 10, 2008 the control persons of Wellington Management Company, LLP are Saul Pannell, John Ryan, Perry Traquina, Cynthia Clarke, Selwyn Notelovitz, James Hoffman, Karl Bandtel, Jean Hynes, Edward Steinborn, Lucius Hill, Phillip Perelmuter and Brendan Swords.
(8)	As reported in the Form 4, filed on December 26, 2007, and Schedule 13D/A, filed December 27, 2007, with the SEC by Jack Silver. The business address of Mr. Silver is c/o SIAR Capital LLC, 660 Madison Avenue, New York, New York 10021. The 2,804,200 shares beneficially owned by Mr. Silver includes 2,804,200 shares of common stock issuable upon exercise of warrants that are now exercisable of which (a) 2,404,200 are held by Sherleigh Associates Profit Sharing Plan, a trust of which Jack Silver is the trustee and (b) 400,000 are held by Sherleigh Associates Defined Benefit Plan, a trust of which Mr. Silver is the trustee.
(9)	As reported in the Schedule 13G/A filed with the SEC on February 12, 2008 and the Form 4 filed with the SEC on April 2, 2008 by Brian Taylor, Pine River Capital Management L.P., and Nisswa Master Fund Ltd and a Schedule 13G filed with the SEC on July 10, 2008 by Brian Taylor, Pine River Capital Management L.P., and Nisswa Acquisition Master Fund Ltd. The business address of each of these persons is c/o Pine River Capital Management L.P., 601 Carlson Parkway, Suite 330, Minnetonka, MN 55305. Includes 1,013,900 shares issuable upon exercise of warrants that are now exercisable. Brian Taylor and Pine River Capital Management L.P. have shared voting power and shared dispositive power over 1,013,900 warrants; and Nisswa Master Fund Ltd. has shared voting power and shared dispositive power over 659,400 of these 1,013,900 warrants. Brian Taylor, Pine River Capital Management L.P. and Nisswa Acquisition Master Fund Ltd. have shared voting and dispositive power over 583,759 shares.
(10)	As reported in a Schedule 13G/A filed with the SEC on February 14, 2008 by Woodbourne Partners L.P., Clayton Management Company and John D. Weil and a Form 4 filed with the SEC on May 1, 2008 by Woodbourne Partners L.P. The business address of Woodbourne Partners, L.P. is 200 North Broadway, Suite 825, St. Louis, Missouri 63102. The controlling person of Woodbourne Partners, L.P. is Clayton Management Company, its General Partner, and Mr. John Weil is the President and controlling person of Clayton Management Company. Mr. Weil and Clayton Management Company have sole voting and dispositive power over 1,368,000 shares.
(11)	As reported in the Schedule 13G/A filed with the SEC on June 9, 2008 by Talon Opportunity Partners, L.P., Talon Opportunity Managers, L.L.C. and Talon Asset Management, LLC. The business address of each of these entities is One North Franklin, Suite 900, Chicago, Illinois 60606. Talon Opportunity Partners, L.P., Talon Opportunity Managers, L.L.C., the general partner of Talon Opportunity Partners, L.P. and Talon Asset Management, LLC, the manager of Talon Opportunity Managers. L.L.C., have shared voting power and shared dispositive power with respect to 917,000 shares and 80,000 shares underlying warrants that are now exercisable. The shares reported herein by Talon Asset Management, LLC are held on behalf of Talon Opportunity Partners, L.P., as manager of Talon Opportunity Managers, L.L.C., the general partner of Talon Opportunity Partners, L.P. From time to time, Talon Opportunity Partners, L.P. may make distributions of partnership income to limited partners, none of which has an interest relating to more than 5% of the class. The Schedule 13G does not disclose the natural persons that would be deemed the control persons of Talon Asset Management, LLC. Based on a Form ADV filed by Talon Asset Management, LLC with the SEC on March 4, 2008, the control persons of Talon Asset Management, LLC are Terry Diamond, Alan Wilson, Barbara Rumminger, Sophia Erskine, Edwin Ruthman, William Wolf, Bruce Beerbower, Talon Asset Management Inc., Diamond JJJD Enterprises, LLC, David Kelson, Evan Dreyfuss, Janice Coker, Brian Washkoviak, Jamie Schwartz, John Diamond and Jennifer Diamond. Includes 80,000 shares issuable upon exercise of warrants that are now exercisable.
(12)	As reported in a Schedule 13F filed with the SEC on August 15, 2008 by Second Curve Capital, LLC, Thomas K. Brown and Second Curve Opportunity Fund, LP. The business address of each of these persons is 405 Lexington Avenue, 52nd Floor, New York, NY 10174. Second Curve Capital, LLC and Thomas Brown have shared voting power and shared dispositive power with respect to these shares which include 600,000 shares issuable upon exercise of warrants that are now exercisable.

(13)	As reported in a Schedule 13F filed with the SEC on July 23, 2008 by North Star Investment Management Corp. and a Schedule 13G/A filed with the SEC on May 1, 2008 by North Star Investment Management Corp. and Peter G. Contos II, North Star Investment Management Corp. has sole voting and dispositive power over 322,400 of these shares. The business address of North Star Investment Management Corp. is 20 North Wacker Drive, Suite 1416, Chicago, Illinois 60606. As reported in a Schedule 13G filed with the SEC on May 1, 2008 by Kuby Gottlieb Special Value Fund, LP and Peter G. Contos II, Kuby Gottlieb Special Value Fund, LP has sole voting and dispositive power over 532,900 of these shares. The business address of Kuby Gottlieb Special Value Fund, LP is 20 North Wacker Drive, Suite 1416, Chicago, Illinois 60606.
(14)	As reported in the Schedule 13G filed with the SEC on September 17, 2008 by Fairview Capital, Fairview Capital Investment Management, LLC, Andrew F. Mathieson, Scott W. Clark and Darlington Partners, L.P. The business address of each of the reporting persons is 300 Drakes Landing Road, Suite 250, Greenbrae, CA 94904. Fairview Capital Investment Management, LLC is an investment adviser. It is the general partner and investment adviser of Darlington Partners, L.P. Fairview Capital is the manager of Fairview Capital Investment Management, LLC. Mr. Mathieson is the controlling shareholder and President of Fairview Capital. Mr. Clark is a member and portfolio manager of Fairview Capital Investment Management, LLC. The reporting persons have shared voting and dispositive power over 694,000 shares and Mr. Clark has sole voting and dispositive power over the other 3,000 shares. Each of Fairview Capital Investment Management, LLC, Fairview Capital, Mr. Mathieson and Mr. Clark disclaims beneficial ownership of the Stock, except to the extent of that person’s pecuniary interest therein. Darlington Partners, L.P. disclaims beneficial ownership of the shares.
(15)	As reported in the Schedule 13G filed with the SEC on September 4, 2008 by Ionic Capital Partners LP, Ionic Capital Management LLC and Ionic Capital Master Fund Ltd. The business address of Ionic Capital Partners LP and Ionic Capital Management LLC is 366 Madison Avenue, 9th Floor, New York, New York 10017. The business address of Ionic Capital Master Fund Ltd. is Walkers SPV Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands. Includes 650,300 shares issuable upon exercise of warrants that are now presently exercisable. Shares reported for Ionic Capital Master Fund Ltd. reflect shares of common stock issuable upon the exercise of warrants held of record by Ionic Capital Master Fund Ltd. Shares reported for Ionic Capital Partners LP consist of the shares reported for Ionic Capital Master Fund Ltd. and shares of common stock issuable upon the exercise of warrants held of record by another private investment fund of which Ionic Capital Partners LP is the investment adviser. Ionic Capital Partners LP has voting and investment control over such shares, but disclaims beneficial ownership of the shares reported herein except to the extent of its pecuniary interest therein. Shares reported for Ionic Capital Management LLC reflect shares reported for Ionic Capital Partners LP, of which Ionic Capital Management LLC is the general partner, and in such capacity may be deemed to have voting and investment control over such shares. Ionic Capital Management LLC disclaims beneficial ownership of all such shares except to the extent of its pecuniary interest therein.
(16)	As reported in the Schedule 13F filed with the SEC on August 12, 2008 by Potomac Capital Management Inc. and the Form 4 filed with the SEC on May 6, 2008 by Potomac Capital Management LLC. The business address of Potomac Capital Management LLC is 825 Third Avenue, 33rd Floor, New York, New York 10022. Includes 417,500 shares issuable upon exercise of warrants that are now exercisable. Potomac Capital Partners, LP owns shares of common stock and warrants. Potomac Capital Management LLC is the general partner of this entity. Potomac Capital International Ltd and Pleiades Investment Partners R LP each own warrants. Potomac Capital Management, Inc. is the investment manager of both entities. Mr. Solit is the managing member of Potomac Capital Management LLC.

Certain Relationships and Related Transactions

Agreements Related to Share Issuances to Related Parties

Prior to the consummation of our initial public offering, we issued a total of 1,500,000 shares of common stock to our initial stockholders including 150,000 shares to R. Bruce Cameron, our Chairman of the Board, 450,000 shares to Richard S. Foote, our President, Chief Executive Officer and Director, 75,000 shares to R. Bradley Forth, our Executive Vice President, Chief Financial Officer and Secretary and 675,000 shares to Broad Hollow LLC, of which Mr. Cameron is the managing member. Subsequent to the issuance of the 1,500,000 shares, we authorized a stock dividend of 0.15 shares of common stock for each outstanding share of common stock.

All of the shares of our common stock referred to above were placed in escrow with Continental Stock Transfer & Trust Company as escrow agent, until the earliest of (i) January 31, 2009, (ii) our liquidation and (iii) the consummation of a liquidation, merger, stock exchange, stock purchase or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except among our initial stockholders, to their spouses and children or trusts established for their benefit, by virtue of the laws of decent and distribution, upon the death of any initial stockholder or pursuant to a qualified domestic relations order but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow.

The holders of the majority of these shares are entitled to make up to two demands that we register these shares and any warrants they may own, pursuant to an agreement signed on January 31, 2006. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which their shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements. These shares may also be eligible for resale after they are released from escrow pursuant to Rule 144 under the Securities Act of 1933, as amended.

Our initial stockholders purchased an aggregate of 166,667 units for an aggregate purchase price of $1 million in a private placement contemporaneously with our initial public offering. The shares and warrants comprising such units may be sold, assigned or transferred by them, subject to applicable securities laws. The holders of a majority of the units purchased in the private placement are entitled to make up to two demands that Highbury register the shares, warrants and shares underlying the warrants comprising such units at any time. In addition, the initial stockholders have certain “piggy-back” registration rights with respect to such securities on registration statements filed by Highbury. We will bear the expenses incurred in connection with the filing of any of the foregoing registration statements. These units, and the underlying shares and warrants, may also be eligible for resale pursuant to Rule 144 under the Securities Act of 1933, as amended.

Office Services Agreement

Commencing on January 25, 2006, Berkshire Capital made available to us such office space and certain general and administrative services as we required from time to time. On November 30, 2006, we entered into a new office services agreement with Berkshire Capital which provided for a monthly fixed fee for office services of $7,500. On October 31, 2007, we replaced the November 30, 2006 agreement with a new office services agreement with Berkshire Capital which provides for a monthly fixed fee of $10,000 for office and secretarial services including use and access to our office in Denver, Colorado and those other office facilities of Berkshire Capital as we may reasonably require. In addition, certain employees of Berkshire Capital will provide us with financial reporting support on a daily basis. The term of the agreement is indefinite. Either party may terminate the office service agreement at any time with six months’ notice to the other party. R. Bruce Cameron, our Chairman of the Board, Richard S. Foote, our President, Chief Executive Officer and Director, and R. Bradley Forth, our Executive Vice President, Chief Financial Officer and Secretary are employees and equity owners of Berkshire Capital. As a result of these affiliations, these individuals will benefit from the transaction to the extent of their interest in Berkshire Capital. However, this arrangement is solely for our benefit and is not intended to provide any of our executive officers compensation in lieu of a salary. We believe, based on rents and fees for similar services, that the fee charged by Berkshire Capital is at least as favorable as we could have obtained from an unaffiliated third party. This agreement was ratified in accordance with our Related Person Policy described below.

Financial Advisor Engagement

We have engaged Berkshire Capital to act as our non-exclusive financial advisor in connection with possible acquisitions. In such capacity, Berkshire Capital will assist us in structuring, negotiating and completing acquisitions of targets identified by us and acknowledged by both us and Berkshire Capital as being subject to Berkshire Capital’s engagement. If we enter into an agreement to acquire such a target company during the term of Berkshire Capital’s engagement or within two years thereafter, and such acquisition is completed, then we will pay Berkshire Capital a success fee at closing equal to the greater of (a) the sum of 3.0% of the first $15 million of the aggregate consideration in such transaction and 1.0% of the aggregate consideration in such transaction in excess of $15 million, and (b) $600,000. Upon the execution of a definitive agreement with respect to an acquisition, we will pay Berkshire Capital $200,000 which will be credited against the success fee. We will also reimburse Berkshire Capital for its reasonable expenses in performing its services under the engagement letter and will indemnify Berkshire Capital for liabilities it incurs in performing such services, unless such liabilities are attributable to Berkshire Capital’s gross negligence or willful misconduct. R. Bruce Cameron, our Chairman of the Board, Richard S. Foote, our President, Chief Executive Officer and Director, and R. Bradley Forth, our Executive Vice President, Chief Financial Officer and Secretary are employees and equity owners of Berkshire Capital. As a result of these affiliations, these individuals will benefit from the transaction to the extent of their interest in Berkshire Capital. We believe, based on discussions with other investment banks, that the terms of our engagement of Berkshire Capital are at least as favorable as we could have obtained from an unaffiliated third party. This transaction was approved in accordance with our Related Person Policy described below.

Conflicts of Interest

Our public stockholders should be aware of the following potential conflicts of interest. Our officers and directors are not required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities. Furthermore, Messrs. Cameron, Foote and Forth, our executive officers, are affiliated with Berkshire Capital. Berkshire Capital’s clients may compete with us for acquisitions in the financial services industry, and Berkshire Capital may have a duty to present certain acquisition opportunities to its clients before it presents them to us.

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

Our Board has adopted certain written policies and procedures for the review, approval and ratification of related person transactions, which we refer to as our Related Person Policy. Among other things, our Related Person Policy provides that any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest, must be reported to our Board prior to the consummation or amendment of the transaction. A related person, as defined in our Related Person Policy, means any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. Our Board reviews these related person transactions and considers all of the relevant facts and circumstances available to the Board, including (if applicable) but not limited to: the benefits to us; the availability of other sources of comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. The Board may approve only those related person transactions that are in, or are not inconsistent with, the best interests of us and of our stockholders, as the Board determines in good faith. At the beginning of each fiscal year, the Board will review any previously approved or ratified related person transactions that remain ongoing and have a remaining term of more than six months. The Board will consider all of the relevant facts and circumstances and will determine if it is in the best interests of us and our stockholders to continue, modify or terminate these related person transactions.

The transactions described in this Item under the caption “— Agreements Related to Share Issuances to Related Parties” were not approved or ratified in accordance with our Related Person Policy, which was not in effect at the time such transactions were consummated. Because all of our directors had an interest in such transactions, it was not possible to have them approved or ratified by disinterested directors.

PROPOSAL NO. 2

APPROVAL OF HIGHBURY FINANCIAL INC.
2008 EQUITY INCENTIVE PLAN

We are requesting that the stockholders vote in favor of approving Highbury’s 2008 Equity Incentive Plan (the “Equity Incentive Plan”), which was adopted by the Board on October 21, 2008, subject to shareholder approval. Below is a summary of the principal provisions of the Equity Incentive Plan. The summary does not purport to be exhaustive, and is qualified by the full text of the plan, a copy of which is attached to this proxy statement as Exhibit 10.1.

Purpose.  The Equity Incentive Plan is intended to retain and reward highly qualified employees, executive officers, consultants, and directors of Highbury and its affiliates, and to encourage their ownership of Common Stock.

Administration.  The Equity Incentive Plan is administered by the compensation committee of the Board. If there is no compensation committee of the Board (which there presently is not), the Equity Incentive Plan shall be administered by a committee consisting solely of directors of Highbury who qualify as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). The compensation committee or such other committee of outside directors is referred to in this proxy statement as the “Committee”. Subject to the provisions of the Equity Incentive Plan, the Committee has discretion to determine the employees, executive officers, consultants or directors who will receive awards and the form of the awards. Further, the Committee has complete authority to interpret the Equity Incentive Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective award agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Equity Incentive Plan. Awards may be granted under the Equity Incentive Plan prior to October 21, 2018.

Eligibility.  Awards may be granted to any employee or executive officer of or consultant to Highbury or any of its affiliates and to non-employee members of the Board or of any board of directors (or similar governing authority) of any affiliate. Highbury and its affiliates have approximately 38 employees, one consultant and four executive officers and members of their boards of directors who are not employees, for a total of 43 people who would be eligible currently to participate in the Equity Incentive Plan.

Shares Subject to the Equity Incentive Plan.  The shares issued or to be issued under the Equity Incentive Plan are authorized but unissued shares of Highbury’s common stock (the “Common Stock”). The fair market value of a share of Common Stock, as of October 22, 2008 was $2.75, based on the closing sale price reported on such date on the OTC Bulletin Board.

Maximum Number of Shares Available for Awards Other Than Qualified Performance-Based Awards.  The maximum number of shares of Common Stock available for awards under the Equity Incentive Plan, other than those awards intended to qualify as Qualified Performance-Based Awards (as defined below), is 10% multiplied by the sum of (x) and (y), where (x) is that number of shares of Common Stock issued and outstanding as of September 30, 2008, and (y) is the lesser of (i) the number of warrants to purchase Common Stock that were issued and outstanding as of September 30, 2008, and (ii) the number of warrants to purchase Common Stock that were issued and outstanding as of September 30, 2008 and that have been exercised as of the last day of the last possible performance period under the Equity Incentive Plan (which cannot expire later than twenty years after the date of adoption of the Equity Incentive Plan) ((x) plus (y) together, the “Initial Shares”).

Maximum Number of Shares Available for Qualified Performance-Based Awards.  The maximum number of shares of Common Stock (or their cash equivalent) available for awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code (“Qualified Performance-Based Awards”) is the number of “Base Shares” calculated as of the last day of the last performance period to expire under the Plan (which cannot expire later than October 21, 2028). This maximum is also reduced by the Initial Shares and by any shares that are subject to, or have been issued pursuant to, awards under the Equity Incentive Plan other than Qualified Performance-Based Awards. The “Base Shares” are the Initial Shares, increased annually, on a compounded basis, by the least of (i) 4.855%, the 2008 burn rate cap for non-Russell 3000 diversified financial companies, the industry group with which Highbury has the most in common, as published by RiskMetrics Group and adjusted for full value awards, (ii) the future burn rate cap applicable to Highbury published by RiskMetrics Group, and (iii) any lower rate recommended by the President and Chief Executive Officer of Highbury and approved by the Committee (the “Burn Rate Cap”). The number of shares of Common Stock available for Qualified Performance-Based Awards shall also be subject to reduction if the “CAGR” for all performance periods under the Equity Incentive Plan is less than 30%. “CAGR” means the compound annual growth rate in “Cash Net Income Per Share” over a performance period, expressed as a percentage. “Cash Net Income Per Share” means, with respect to any year, the quotient obtained by dividing (i) net income before amortization, intangible-related deferred taxes, affiliate depreciation and other non-cash expenses (including, without limitation, any charges related to the Equity Incentive Plan or any other equity-based or cash-based incentive compensation plan of Highbury), as determined by the Committee based on the audited financial statements of Highbury for such year, by (ii) the daily weighted average number of shares of Common Stock outstanding during such year, determined on a diluted basis using the treasury stock method to determine the number of Common Stock share equivalents issuable pursuant to any dilutive securities, excluding any shares of Common Stock issued or issuable pursuant to awards under this Equity Incentive Plan or under any other equity-based compensation plan of Highbury.

The following table sets forth examples of the maximum number of shares of Common Stock which may be issued or issuable under the Equity Incentive Plan as Qualified Performance-Based Awards based on specified, hypothetical CAGR and Burn Rate Cap scenarios. These examples are for illustration purposes only and do not constitute a projection of the actual CAGR that will be achieved or a forecast of the anticipated Burn Rate Cap during any performance period. Further, there can be no assurance that the maximum number, or any number, of shares of Common Stock will be issued as Qualified Performance-Based Awards.

The table assumes that (i) there is one performance period of ten years commencing on January 1, 2009 and ending on December 31, 2018, (ii) no awards are issued under the Plan other than Qualified Performance-Based Awards, (iii) the Burn Rate Cap specified in the table is applicable during each year of the performance period and (iv) the maximum number of shares of Common Stock which may be issued will be reduced by linear interpolation for CAGR between of 0% and 30% during the applicable performance periods (although there is no requirement in the Equity Incentive Plan that linear interpolation shall be applied).

Maximum Number of Shares

		Burn Rate Cap
CAGR(1)		2.4275%	4.8550%	2.4275%	4.8550%
		No Warrants Exercised(2)		All Warrants Exercised(3)
0%	Maximum Number of Shares(4)	0.0	0.0	0.0	0.0
	Adjusted CAGR(5)	0.0%	0.0%	0.0%	0.0%
15%	Maximum Number of Shares(4)	1.2	2.8	3.1	7.0
	Adjusted CAGR(5)	13.5%	12.0%	13.5%	12.0%
30%	Maximum Number of Shares(4)	2.5	5.5	6.3	14.0
	Adjusted CAGR(5)	26.9%	24.0%	26.9%	24.0%

(1)	Without giving effect to issuances of shares of Common Stock which may be issued under the Equity Incentive Plan.
(2)	Assumes that none of the 13,983,708 warrants to purchase Common Stock outstanding on September 30, 2008 are exercised by the end of the performance period.
(3)	Assumes all 13,983,708 warrants to purchase Common Stock outstanding on September 30, 2008 are exercised by the end of the performance period.
(4)	All totals are in millions of shares and are rounded to the nearest 100,000 shares. Includes the number of shares determined by reference to the cash equivalent for any awards that settle in cash.
(5)	Adjusted to reflect the issuance of the maximum number of shares of Common Stock which may be issued under the Equity Incentive Plan as Qualified Performance-Based Awards.

Additional Limitations.  The maximum Qualified Performance-Based Award payment to any participant for a performance period is 50% of the maximum number of shares of Common Stock (or their cash equivalent at the date of settlement) that may be issued under the Equity Incentive Plan for Qualified Performance-Based Awards. Further, in no event shall the number of shares of Common Stock covered by awards granted to any one individual in any calendar year exceed 50% of the aggregate number of shares of Common Stock subject to the Equity Incentive Plan.

Types of Awards.  Awards under the Equity Incentive Plan may include Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Qualified Performance-Based Awards, including Performance Stock Units, and Stock Grants, as described below. Each award will be evidenced by an instrument in such form as the Committee may prescribe, setting forth applicable terms such as the exercise price and term of any Stock Option or applicable forfeiture conditions or performance requirements for any Restricted Stock, Restricted Stock Units, Performance Units or Performance Stock Units. Except as noted below, all relevant terms of any award will be set by the Committee in its discretion.

•	Incentive Stock Options and Nonstatutory Stock Options (together, “Stock Options”) are rights to purchase Common Stock of Highbury. A Stock Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. A Stock Option may be exercised by the recipient giving written notice to Highbury, specifying the number of shares with respect to which the Stock Option is then being exercised, and accompanied by payment of an amount equal to the exercise price of the shares to be purchased. The purchase price may be paid by cash or check, or, with the approval of the Committee, by delivery to Highbury of shares of Common Stock held by the optionee, by net cashless exercise, by promissory note, or through a formal cashless exercise program authorized by Highbury.
•	Incentive Stock Options may be granted only to eligible employees of Highbury or any parent or subsidiary corporation of Highbury, and must have an exercise price of not less than 100% of the fair market value of Highbury’s Common Stock on the date of grant (110% for Incentive Stock Options granted to any 10% stockholder of Highbury). In addition, the term of an Incentive Stock Option may not exceed ten years (five years, if granted to any 10% stockholder). In the case of an Incentive Stock Option, the amount of the aggregate fair market value of Common Stock (determined at the time of grant) with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all such plans of Highbury and its parent and subsidiary corporations) may not exceed $100,000.
•	Nonstatutory Stock Options are not subject to the limitations on exercise price and term that apply to Incentive Stock Options.
•	Stock Appreciation Rights (“SARs”) are rights to receive (without payment to Highbury) cash, Common Stock or a combination thereof, as determined by the Committee, based on the increase in the value of the number of shares of Common Stock specified in the SAR. The base price (above which any appreciation is measured) will in no event be less than 50% of the fair market value of Highbury’s Common Stock on the date of grant of the SAR or, if the SAR is granted in tandem with a Stock Option (that is, so that the recipient has the opportunity to exercise either the Stock Option or the SAR, but not both), the exercise price under the associated Stock Option.
•	Awards of Restricted Stock are grants or sales of Common Stock which are subject to a risk of forfeiture, such as a requirement of continued performance of services for a stated term or the achievement of individual or Company performance goals. Awards of Restricted Stock will include the right to vote and to receive any dividends on the shares pending vesting (or forfeiture), unless the Committee otherwise determines. Any risk of forfeiture may be waived or terminated at any time by the Committee.
•	Awards of Restricted Stock Units and Performance Units are grants of rights to receive either shares of Common Stock (in the case of Restricted Stock Units that are not Performance Stock Units) or the appreciation over a base value (as specified by the Committee) of a number of shares of Common Stock (in the case of Performance Units) subject to satisfaction of service or performance requirements established by the Committee in connection with the award. Such awards may include the right to the equivalent of any dividends on the shares covered by the award, subject to satisfaction of the applicable service or performance requirements. With respect to Restricted Stock Units, any risk of forfeiture may be waived or terminated at any time by the Committee.
•	Qualified Performance-Based Awards are awards which vest subject to satisfaction of stated performance criteria, and which are intended to provide “performance based-compensation” under Section 162(m) of the Code. Section 162(m) of the Code limits Highbury’s federal income tax deduction for compensation paid to certain specified senior executives in any taxable year to $1,000,000, but excludes from that limit “performance-based compensation.” Qualified Performance-Based Awards may be in the form of Stock Options, Restricted Stock, Restricted Stock Units (including Performance Stock Units) or Performance Units, but in each case will be subject to satisfaction of one or more of the performance goals selected by the Committee for a performance period.

The Committee will select performance periods over which the attainment of the performance goals will be measured for purposes of determining a participant’s right to an award. The performance periods may be of varying and overlapping durations, as selected by the Committee, and no performance period may be longer than ten years. Within 90 days of the commencement of each performance period selected by the Committee (or, if earlier, before the expiration of the first 25% of the performance period), the Committee will designate the targeted goals for selected performance criteria during the performance period for each participant, which may vary between individual participants or group of participants.

The performance goals will be established by the Committee based on the selected performance criteria and may be applied to an individual, to Highbury as a whole, or to a division, business unit or subsidiary of Highbury, either individually, alternatively, or in any combination. The performance goals may be measured either quarterly, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, by comparison to previous years’ results or to a designated comparison group, in each case as determined by the Committee.

The performance criteria which may be selected by the Committee are limited to: (i) EBITDA, defined as earnings before interest, taxes, depreciation, amortization and other non-cash expenses (including, without limitation, any charges related to the Equity Incentive Plan or any other equity-based or cash-based incentive compensation plan of Highbury), (ii) “cash net income,” defined as net income before amortization, intangible-related deferred taxes, affiliate depreciation and other non-cash expenses (including, without limitation, any charges related to the Equity Incentive Plan or any other equity-based or cash-based incentive compensation plan of Highbury), (iii) cash flow (before or after dividends), (iv) cash net income (as defined above) per share, calculated based on diluted average shares of Common Stock outstanding for any measurement period using the treasury stock method to determine the number of common share equivalents issuable pursuant to any dilutive securities, excluding any shares of Common Stock issued or issuable pursuant to awards under the Equity Incentive Plan or under any other equity-based compensation plan of Highbury, (v) stock price, (vi) return on equity, (vii) stockholder return or total stockholder return, (viii) return on capital (including, without limitation, return on total capital or return on invested capital), (ix) return on investment, (x) return on assets or net assets, (xi) market capitalization, (xii) economic value added, (xiii) debt leverage (debt to capital), (xiv) revenue, (xv) sales or net sales, (xvi) backlog, (xvii) income, pre-tax income or net income, (xviii) operating income or pre-tax profit, (xix) operating profit, net operating profit or economic profit, (xx) gross margin, operating margin or profit margin, (xxi) return on operating revenue or return on operating assets, (xxii) cash from operations, (xxiii) operating ratio, (xxiv) operating revenue, (xxv) market share improvement, (xxvi) general and administrative expenses and (xxvii) customer service. The performance criteria may be measured on the basis of generally accepted accounting principles, as used in the United States (“GAAP”), or on a non-GAAP basis.

No payment or other amount will be available to a recipient of a Qualified Performance-Based Award except upon the Committee’s determination that the particular goal or goals established by the Committee for the criteria (from among those specified above) selected by the Committee have been satisfied. To the extent consistent with Section 162(m) of the Code (in the case of Qualified Performance-Based Awards), the Committee may appropriately adjust any evaluation of performance against a performance goal to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) certain other extraordinary, unusual, non-recurring or non-comparable items.

Qualified Performance-Based Awards in the form of Stock Options must have an exercise price which is not less than 100% of the fair market value of the Common Stock on the date of grant.

•	Performance Stock Units are awards of Restricted Stock Units that are also Qualified Performance-Based Awards. Performance Stock Units are settled, at the option of the grantee, in either cash or shares of Common Stock or a combination thereof.
•	Stock Grants are grants of shares of Common Stock not subject to restrictions or other forfeiture conditions. Stock Grants may be awarded only in recognition of significant contributions to the success of Highbury or its affiliates, in lieu of compensation otherwise already due, or in other limited circumstances which the Committee deems appropriate.

Effect of Termination of Employment or Other Association.  Unless the Committee determines otherwise in connection with any particular award under the Equity Incentive Plan, in the event that a participant’s employment or other association with Highbury or an affiliate ends for any reason, any outstanding Stock Options and SARs will generally terminate 90 days following the recipient’s termination of employment or other association with Highbury, and any other outstanding award will be forfeited or otherwise subject to return to or repurchase by Highbury on the terms specified in the applicable award agreement. However, in the case of Performance Stock Units, if a participant’s employment or other association with Highbury or an affiliate terminates prior to the end of a performance period due to (i) termination for any reason within 24 months following a change of control of Highbury, (ii) total and permanent disability, (iii) death, (iv) involuntary termination without cause, or (v) voluntary termination for good reason, the participant (or, in the event of death, the participant’s estate), will forfeit only that proportion of his Performance Stock Units that reflects the number of days in the performance period remaining after the date of termination as a percentage of the total number of days in the performance period, and will be entitled, at the end of the performance period and subject to achievement of the performance goals, to a prorated award as set forth in the award agreement.

Transferability.  In general, no award under the Equity Incentive Plan may be transferred by the recipient, and during the life of the recipient all rights under an award may be exercised only by the recipient or his or her legal representative. However, the Committee may approve the transfer, without consideration, of an award of a Nonstatutory Option or Restricted Stock to certain family members.

Effect of Certain Corporate Events.  In the event of any change in the outstanding shares of Common Stock as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of Common Stock, or an extraordinary cash distribution on Common Stock, a corporate separation or other reorganization or liquidation, an appropriate and proportionate adjustment will be made to (i) the maximum numbers and kinds of shares subject to the Equity Incentive Plan and the Equity Incentive Plan limits, (ii) the numbers and kinds of shares or other securities subject to the then outstanding awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Stock Options or SARs (without change in the aggregate purchase price as to which Stock Options or SARs remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a risk of forfeiture in the form of a Company repurchase right. The Committee shall make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting Highbury or the financial statements of Highbury or of changes in applicable laws, regulations, or accounting principles, if and to the extent the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Equity Incentive Plan.

Effect of Change of Control.  In the event of a change of control of Highbury, except as set out in the award agreement or prohibited by applicable law, outstanding Stock Options and SARs that are not subject to the achievement of performance goals will become exercisable in full, any risk of forfeiture (other than a performance-based risk of forfeiture) with respect to any Restricted Stock and Restricted Stock Units will lapse, and all performance goals with respect to Restricted Stock and Restricted Stock Units will be deemed to have been satisfied with respect to a pro rata number of shares based on the length of time elapsed within the performance period as of the date of the change of control. However, none of the foregoing shall apply to a Qualified Performance-Based Award except to the extent that it would not cause the compensation payable pursuant to such award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

Dissolution or Liquidation.  Upon dissolution or liquidation of Highbury, other than as part of an acquisition or similar transaction, any risk of forfeiture with respect to any outstanding awards other than Stock Options and SARs will lapse, and all performance goals with respect to such outstanding awards will be deemed to have been satisfied, unless otherwise provided in the applicable award agreement or any other agreement between the grantee and Highbury.

Certain Transactions.  In the event of any merger, consolidation, share exchange transaction involving Common Stock, sale or transfer of all or substantially all of Highbury’s assets, or liquidation or dissolution of Highbury, the Committee may provide for any one or more of the following actions with respect to outstanding Stock Options or SARs: (i) assumption or substitution by the acquiring entity of all outstanding Stock Options and SARs, (ii) termination upon the occurrence of the transaction of all outstanding Stock Options and SARs which are not exercised within a period specified by the Committee, (iii) acceleration of vesting of outstanding Stock Options and SARs prior to or upon the occurrence of the transaction, (iv) cash out of the outstanding Stock Options and SARs based on the acquisition price, net of the exercise price of such awards and any applicable cash withholdings, or (v) in the event of a liquidation or dissolution of Highbury, conversion of the outstanding Stock Options and SARs into a right to receive liquidation proceeds, net of the exercise price of such awards and any applicable cash withholdings. As to outstanding awards other than Stock Options or SARs, upon the occurrence of a transaction other than a liquidation or dissolution of the Company which is not part of another form of transaction, the repurchase and other rights of Highbury under each award shall inure to the benefit of the Highbury’s successor and shall, unless the Committee determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such transaction.

Amendments or Termination.  The Board may amend or terminate the Equity Incentive Plan at any time, and the Committee may amend any award at any time. However, no modification of the Equity Incentive Plan or of any award may impair the rights (including the terms of any performance goal or performance period under any Qualified Performance-Based Award) of any holder of an outstanding award without his or her consent, unless such amendment is required or advisable for Highbury to satisfy Section 409A of the Code or any other legal requirement. Further, no Stock Option may be repriced without the approval of the stockholders of Highbury.

Summary of Tax Consequences.  The following is a brief and general discussion of the United States federal income tax consequences to recipients of awards granted under the Equity Incentive Plan. This summary is not comprehensive and is based upon laws and regulations in effect on October 24, 2008. Such laws and regulations are subject to change. This summary is intended for the information of shareholders considering how to vote and not as tax guidance to participants in the Equity Incentive Plan. Participants in the Equity Incentive Plan should consult their own tax advisors as to the tax consequences of participation.

•	Nonstatutory Stock Options. Generally, there are no federal income tax consequences to the participants upon grant of Nonstatutory Stock Options. Upon the exercise of such an Option, the participant will recognize ordinary income in an amount equal to the amount by which the fair market value of the Common Stock acquired upon the exercise of such Option exceeds the exercise price, if any. A sale of Common Stock so acquired will give rise to a capital gain or loss equal to the difference between the fair market value of the Common Stock on the exercise and sale dates.
•	Incentive Stock Options. Except as noted at the end of this paragraph, there are no federal income tax consequences to the participant upon grant or exercise of an Incentive Stock Option. If the participant holds shares of Common Stock purchased pursuant to the exercise of an Incentive Stock Option for at least two years after the date the Option was granted and at least one year after the exercise of the Option, the subsequent sale of Common Stock will give rise to a long-term capital gain or loss to the participant and no deduction will be available to Highbury. If the participant sells the shares of Common Stock within two years after the date an Incentive Stock Option is granted or within one year after the exercise of the Option, the participant will recognize ordinary income in an amount equal to the difference between the fair market value at the exercise date and the Option exercise price, and any additional gain or loss will be a capital gain or loss. However, some participants may have to pay alternative minimum tax in connection with exercise of an Incentive Stock Option.
•	Restricted Stock. A participant will generally recognize ordinary income on receipt of an award of Restricted Stock when his or her rights in that award become substantially vested, in an amount equal to the amount by which the then fair market value of the Common Stock acquired exceeds the price he or she has paid for it, if any. Recipients of Restricted Stock may, however, within 30 days of receiving an award of Restricted Stock, choose to have any applicable risk of forfeiture disregarded for tax purposes by making an “83(b) election.” If the participant makes an 83(b) election, he or she will have to report compensation income equal to the difference between the value of the shares and the price paid for the shares, if any, at the time of the transfer of the Restricted Stock. Such a participant will not recognize income upon the subsequent vesting of the Restricted Stock.
•	Stock Appreciation Rights. A participant will generally recognize ordinary income on receipt of cash or other property pursuant to the exercise of an award of Stock Appreciation Rights.
•	Restricted Stock Units, Performance Units, Performance Stock Units and Stock Grants. A participant will generally recognize ordinary income on receipt of any shares of Common Stock, cash or other property in satisfaction of any of these awards under the Equity Incentive Plan.
•	Potential Deferred Compensation. For purposes of the foregoing summary of federal income tax consequences, we have assumed that (a) no award under the Equity Incentive Plan will be considered “deferred compensation,” as that term is defined for purposes of federal tax legislation governing nonqualified deferred compensation arrangements, Section 409A of the Code, or (b) if any award were considered to any extent to constitute deferred compensation subject to Section 409A, its terms would comply with the requirements of that statute (in general, by limiting any flexibility in the time of exercise or other payment). For example, the award of an SAR with an exercise price of less than 100% of the market value of Highbury’s Common Stock at the date of grant would constitute deferred compensation subject to Section 409A. If an award under the Equity Incentive Plan includes deferred compensation subject to Section 409A but the terms of the award do not comply with the requirements of the statute, then any deferred compensation component of the award will be taxable when it is earned and vested (even if not then payable) and the recipient will be subject to a 20% additional tax.
•	Code Section 162(m) Limitations on Highbury’s Tax Deduction. In general, whenever a recipient is required to recognize ordinary income in connection with an award, Highbury will be entitled to a corresponding tax deduction. However, Highbury will not be entitled to deductions in connection with awards under the Equity Incentive Plan to certain senior executive officers to the extent that the amount of deductible income in a year to any such officer resulting from the award, together with his or her other compensation from Highbury, exceeds the $1 million dollar limitation of Section 162(m) of the Code. Compensation which qualifies as “performance-based” is not subject to this limitation, however. Consequently, compensation payable pursuant to Qualified Performance-Based Awards should not be subject to the deduction limitations of Section 162(m) of the Code.

Plan Benefits.  We have not granted any awards under the Equity Incentive Plan, nor have we agreed to grant any awards to specific individuals under the Plan. Because awards under the Equity Incentive Plan are subject to the discretion of the Committee, future awards are undeterminable.

PROPOSAL NO. 3

APPROVAL OF HIGHBURY FINANCIAL INC.
2008 EXECUTIVE LONG TERM INCENTIVE PLAN

We are requesting that the stockholders vote in favor of approving Highbury’s 2008 Executive Long Term Incentive Plan (the “Long Term Incentive Plan”), which was adopted by the Board on October 21, 2008, subject to shareholder approval.

A component of Highbury’s overall compensation strategy is to pay its employees and officers for delivering measurable results. The Board also believes that Highbury’s ability to attract and retain key executive officers is significantly strengthened by its ability to offer an incentive bonus plan that rewards exceptional performance that supports Highbury’s objectives. The purpose of the Long Term Incentive Plan is to provide eligible executive officers of Highbury who are designated by Highbury’s compensation committee with incentive cash payments based upon their level of achievement of financial, business and other performance criteria.

If approved by Highbury’s stockholders, the Long Term Incentive Plan would permit the payment of cash bonuses that may qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Generally, under Section 162(m) of the Code, the federal income tax deductibility of compensation paid to Highbury’s chief executive officer and each of the next three most highly compensated executive officers (other than its chief financial officer) will be limited to $1,000,000 in any year. However, Highbury can deduct compensation in excess of that amount if it qualifies as “performance-based compensation.” The Board believes that it is in the best interests of Highbury and its stockholders to ensure that incentive compensation payable to its executive officers is deductible by Highbury for federal income tax purposes.

In order to qualify as “performance-based compensation,” the material terms of the performance goals under which such compensation may be paid must be disclosed to and approved by the stockholders of Highbury. You are being asked to approve the Long Term Incentive Plan and should read and understand the terms of the Long Term Incentive Plan before you vote. Below is a summary of the principal provisions of the Long Term Incentive Plan. The summary does not purport to be exhaustive and is qualified by the full text of the Long Term Incentive Plan, a copy of which is attached to this proxy statement as Exhibit 10.2.

Administration.  The Long Term Incentive Plan is administered by the compensation committee of the Board. If there is no compensation committee of the Board (which there presently is not), the Long Term Incentive Plan shall be administered by a committee consisting solely of directors of Highbury who qualify as “outside directors” under Section 162(m) of the Code. The compensation committee or such other committee of outside directors is referred to in this proxy statement as the “Committee.” The Committee will be responsible for administering the Long Term Incentive Plan, and shall have full discretionary authority to construe and interpret the terms of the plan, determine the manner and time of payment of any bonuses awarded, adopt rules and regulations necessary for the proper administration of the plan, designate the executive officers eligible to participate in the plan, and set the targeted goals for selected performance criteria.

Eligibility.  The individuals eligible to participate in the Long Term Incentive Plan are those executive officers of Highbury who are designated by the Committee in its sole discretion. No executive officer of Highbury is automatically entitled to participate in the Long Term Incentive Plan. Highbury currently has three executive officers who would be eligible to participate in the Long Term Incentive Plan.

Performance Periods.  The Committee will select performance periods over which the attainment of one or more performance goals or other business objectives will be measured for purposes of determining a participant’s right to, and the payment of, any bonus under the Long Term Incentive Plan. The performance periods may be of varying and overlapping durations, as selected by the Committee. However, no performance period may end prior to December 31, 2010 or after December 31, 2029, and no more than one performance period with respect to any one participant may expire during any period of twelve months. Within 90 days of the commencement of each performance period selected by the Committee (or, if earlier, before the expiration of the first 25% of the performance period), the Committee will designate the targeted goals for selected performance criteria during the performance period and the applicable bonus formula for each participant, which may vary between individual participants or group of participants.

Performance Goals.  The performance goals will be established by the Committee based on the selected performance criteria and may be applied to an individual, to Highbury as a whole, or to a division, business unit or subsidiary of Highbury, either individually, alternatively, or in any combination. The performance goals may be measured either quarterly, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, by comparison to previous years’ results or to a designated comparison group, in each case as determined by the Committee.

Performance Criteria.  The performance criteria which may be selected by the Committee are limited to: (i) EBITDA, defined as earnings before interest, taxes, depreciation, amortization and other non-cash expenses (including, without limitation, any charges related to the Long Term Incentive Plan or any other equity-based or cash-based incentive compensation plan of Highbury), (ii) “cash net income,” defined as net income before amortization, intangible-related deferred taxes, depreciation and other non-cash expenses (including, without limitation, any charges related to the Long Term Incentive Plan and any other equity-based or cash-based incentive compensation plan of Highbury), (iii) cash flow (before or after dividends), (iv) cash net income per share, calculated based on diluted average shares outstanding for any measurement period using the treasury stock method to determine the number of common share equivalents issuable pursuant to any dilutive securities, excluding any shares of Common Stock issued or issuable pursuant to awards under Highbury’s Equity Incentive Plan or any under other equity-based compensation plan of Highbury, (v) fair market value or other stock price, (vi) return on equity, (vii) stockholder return or total stockholder return, (viii) return on capital (including, without limitation, return on total capital or return on invested capital), (ix) return on investment, (x) return on assets or net assets, (xi) market capitalization, (xii) economic value added, (xiii) debt leverage (debt to capital), (xiv) revenue, (xv) sales or net sales, (xvi) backlog, (xvii) income, pre-tax income or net income, (xviii) operating income or pre-tax profit, (xix) operating profit, net operating profit or economic profit, (xx) gross margin, operating margin or profit margin, (xxi) return on operating revenue or return on operating assets, (xxii) cash from operations, (xxiii) operating ratio, (xxiv) operating revenue, (xxv) market share improvement, (xxvi) general and administrative expenses and (xxvii) customer service. The performance criteria may be measured on the basis of generally accepted accounting principles, as used in the United States (“GAAP”), or on a non-GAAP basis.

Calculation of Bonus Amount.  After the end of each performance period, the Committee will determine and certify the extent to which the targeted goals for the selected performance criteria applicable to each participant were achieved or exceeded for the performance period, and will determine each participant’s bonus by applying the bonus formula to the level of actual performance achieved. To the extent consistent with Section 162(m) of the Code, the Committee may appropriately adjust any evaluation of performance against a performance goal to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) certain other extraordinary, unusual, non-recurring or non-comparable items.

Limitations on Bonus Amounts.  The aggregate bonus payable under the Long Term Incentive Plan to any participant in any calendar year (the “Maximum Bonus Per Year”) may not exceed an amount equal to the product of (i) the difference, if any, between Highbury’s daily weighted average market capitalization during the last calendar year of the performance period and the greater of (A) Highbury’s daily weighted average market capitalization during the twenty consecutive trading days ending on or immediately prior to December 31 of the year immediately preceding the beginning of the performance period, and (B) $100 million, and (ii) 1%. For ease of reference, Highbury’s market capitalization as of October 22, 2008 was approximately $25.1 million. The aggregate amount of bonuses payable to all participants in any calendar year may not exceed twice the Maximum Bonus Per Year. The aggregate amount of all bonuses payable to any one participant with respect to all performance periods under the Long Term Incentive Plan may not exceed the Maximum Bonus Per Year multiplied by twenty (the maximum number of possible performance periods with respect to any one participant over the life of the plan). The aggregate amount of all bonuses payable to all participants with respect to all performance periods under the Long Term Incentive Plan may not exceed twice such amount. Market capitalization will be calculated based on the aggregate number of shares of Common

Stock of Highbury issued and outstanding, including share equivalents outstanding under the treasury stock method for derivative instruments (e.g., convertible securities, warrants and options).

Effect of Termination of Employment or Other Association.  A participant must generally be an active employee or consultant of the Company or an affiliate on the last day of an applicable performance period in order to receive a bonus for the performance period. However, if the participant’s employment or other association with Highbury terminates prior to the end of a performance period due to (i) termination for any reason within 24 months following a change of control of Highbury, (ii) total and permanent disability, (iii) death, (iv) involuntary termination without cause, or (v) voluntary termination for good reason, the participant (or, in the event of death, the participant’s estate) will receive a bonus with respect to such performance period, prorated through the termination date, subject to satisfaction of the applicable performance goals for the performance period.

Effective Date.  The Long Term Incentive Plan will become effective as of January 1, 2009, subject to its approval by the stockholders of Highbury.

Amendment and Termination.  The Board may amend, suspend or terminate the Long Term Incentive Plan at any time, and the Committee may amend any bonus award at any time. However, no modification of the plan or of any award may impair the rights (including the terms of any bonus formula, performance goal or performance period) of any participant without his or her consent, unless such amendment is required or advisable for Highbury to satisfy Section 409A of the Code or any other legal requirement. No amendment or termination of the Long Term Incentive Plan or any bonus award may increase the amount of compensation payable under any bonus award or cause any bonus to fail to qualify as “performance-based compensation” under Section 162(m) of the Code. The Long Term Incentive Plan will terminate automatically on December 31, 2029, unless earlier terminated by the Board. Unless expressly provided by the Board, no termination of the Long Term Incentive Plan may affect the terms of any bonus award outstanding on the date of termination.

Long Term Incentive Plan Benefits.  We have not granted any awards under the Long Term Incentive Plan, nor have we agreed to grant any awards to specific individuals under the plan. Because awards under the Long Term Incentive Plan are determined in the sole discretion of the Committee, the amounts of future awards are undeterminable.

MISCELLANEOUS

Stockholder Proposals

Because our Annual Meeting is being held more than 30 days after the anniversary of last year’s annual meeting, the submission of a stockholder proposal or nomination of a person for election as a director for consideration at the Annual Meeting (but not for inclusion of the proposal in our proxy statement) will be considered untimely unless it is received by us on or before the close of business on November 3, 2008 and is otherwise in compliance with the requirements set forth in the by-laws.

If a proposal is presented by a stockholder at our Annual Meeting for which we did not receive notice on or before October 10, 2008 (the last day by which a proposal could be submitted for inclusion in this proxy statement), then the proxy holders designated by the Board may exercise their discretionary voting authority with regard to such matter. In addition, if the Board determines that a proposal was not properly brought before the meeting in accordance with the requirements described above, the Chairman of the Board may declare that the matter will not be considered at the Annual Meeting.

Any stockholder proposal intended to be presented at the 2009 Annual Meeting of Stockholders must be received by Highbury not later than June 26, 2009 for inclusion in our proxy statement and form of proxy for that meeting. Such proposals should be directed to the attention of Secretary, Highbury Financial Inc., 999 Eighteenth Street, Suite 3000, Denver, Colorado 80202. Applicable SEC rules and regulations govern the submission of stockholder proposals and our consideration of them for inclusion in next year’s proxy statement.

A stockholder who wants to present a proposal at the 2009 annual meeting (but not to include the proposal in our proxy statement) or to nominate a person for election as a director must comply with the requirements set forth in our by-laws. Our by-laws require, among other things, that our corporate secretary receive written notice from the record holder of intent to present such proposal or nomination no less than 60 days and no more than 90 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, if the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after such anniversary date, to be timely, notice by the stockholder must be received no later than the close of business on the 10th day following the day on which notice of the date of the meeting or public disclosure thereof was given or made. Therefore, if the annual meeting with respect to which such notice is to be tendered is held within 30 days before or after such anniversary date, we must receive notice of such proposal no earlier than September 9, 2009, and no later than October 9, 2009. The notice must contain the information required by our by-laws. You may obtain a print copy of our by-laws upon request from our corporate secretary at Highbury Financial Inc., 999 Eighteenth Street, Suite 3000, Denver, Colorado 80202. Any person presiding at the meeting may exclude any matter that is not properly presented in accordance with these requirements.

Stockholder Communication with Our Board

Any communications from stockholders to our Board must be addressed in writing and mailed to the attention of the Board of Directors, c/o Corporate Secretary, Highbury Financial Inc., 999 Eighteenth Street, Suite 3000, Denver, Colorado 80202. The Corporate Secretary will compile the communications, summarize lengthy or repetitive communications and forward these communications to the directors, in accordance with the judgment of our Chairman of the Board. Any matter relating to our financial statements, accounting practices or internal controls should be addressed to Richard S. Foote.

Other Matters

We do not intend to bring before the meeting for action any matters other than those specifically referred to in this proxy statement, and we are not aware of any other matters which are proposed to be presented by others. If any other matters or motions should properly come before the meeting, the persons named in the proxy intend to vote on any such matter in accordance with their best judgment, including any matters or motions dealing with the conduct of the meeting.

Annual Report on Form 10-K

A copy of Highbury’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 is being mailed to each stockholder together with this proxy statement.

Highbury files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended. You may read and copy reports, proxy statements and other information filed by Highbury with the SEC at the SEC public reference room located in Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, 100 F Street N.E., Washington, D.C. 20549. You may access information on Highbury at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement, or any annex to this proxy statement incorporated by reference in this proxy statement, are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement or incorporated in this proxy statement by reference.

If you would like additional copies of this document, or if you have questions about the Annual Meeting, you should contact:

Richard S. Foote
Highbury Financial Inc.
999 Eighteenth Street, Suite 3000
Denver, CO 80202
Tel: (303) 357-4802

PROXY

Highbury Financial Inc.
999 Eighteenth Street, Suite 3000
Denver, Colorado 80202

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF HIGHBURY FINANCIAL INC.

The undersigned appoints Richard S. Foote or R. Bradley Forth as proxies with full power to act without the other and each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Highbury Financial Inc. (“Highbury”) held of record by the undersigned on October 24, 2008, at the Annual Meeting of Stockholders to be held on December 8, 2008, or any postponement or adjournment thereof.

At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting in accordance with SEC rules.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBER 1, PROPOSAL NUMBER 2 AND PROPOSAL NUMBER 3. THE HIGHBURY BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS SHOWN ON THE REVERSE SIDE.

HIGHBURY MAY POSTPONE THE ANNUAL MEETING TO SOLICIT ADDITIONAL VOTES IN THE EVENT THAT A QUORUM IS NOT PRESENT OR UNDER OTHER CIRCUMSTANCES IF DEEMED ADVISABLE BY THE HIGHBURY BOARD OF DIRECTORS.

(continued and to be signed on reverse side)

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBER 1, PROPOSAL NUMBER 2, AND PROPOSAL NUMBER 3. THE HIGHBURY BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS.

1.	Election of Directors.

	FOR the nominee listed below	WITHHOLD AUTHORITY to vote for the nominee listed below
Nominee:
Richard S. Foote	☐	☐
2.	Approval of the Highbury Financial Inc. 2008 Equity Incentive Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Approval of the Highbury Financial Inc. 2008 Executive Long Term Incentive Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐
☐	MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer.